Exhibit 5.2

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064

September 19, 2024

Hawaiian Electric Industries, Inc.

1001 Bishop Street, Suite 2900

Honolulu, Hawaii 96813

Registration Statement on Form S-3ASR

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-3ASR (the “Registration Statement”) of Hawaiian Electric Industries, Inc., a Hawaiian corporation (the “Company”), filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”), you have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of the following securities of the Company (together, the “Securities”):

A.           shares of common stock of the Company, without par value (the “Common Stock”);

B.            shares of preferred stock of the Company, without par value, in one or more series (the “Preferred Stock” and, together with the Common Stock, the “Equity Securities”);

C.            unsecured senior debt securities to be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness (“Senior Debt Securities”);

D.            unsecured senior subordinated debt securities to be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness (“Senior Subordinated Debt Securities”);

E.            unsecured junior subordinated debt securities to be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness (“Junior Subordinated Debt Securities,” and together with the Senior Debt Securities and the Senior Subordinated Debt Securities, the “Debt Securities”);

G.            warrants to purchase Debt Securities, Preferred Stock, Common Stock or any combination of them (the “Warrants”);

H.            rights to purchase Common Stock (the “Rights”);

K.            contracts to purchase shares of Common Stock (“Stock Purchase Contracts”); and

L.            stock purchase units, each representing ownership of a Stock Purchase Contract and beneficial interests in Senior Debt Securities, Senior Subordinated Debt Securities or debt obligations of third parties, including U.S. Treasury securities (the “Stock Purchase Units”).

The Securities are being registered for offering and sale from time to time as provided by Rule 415 under the Act.

The Debt Securities are to be issued under one or more indentures to be entered into by and between the Company and the bank or trust company identified in such indentures as the trustee with respect to the Debt Securities (the “Indentures”). The Warrants are to be issued under warrant agreements, each between the Company and a warrant agent to be identified in the applicable agreement (each, a “Warrant Agreement”). The Rights are to be issued under rights agent agreements, each between the Company and a rights agent to be identified in the applicable agreement (each, a “Rights Agent Agreement”). The Stock Purchase Contracts will be issued under stock purchase contract agreements, each between the Company and a stock purchase contract agent to be identified in the applicable agreement (each, a “Stock Purchase Contract Agreement”). The Stock Purchase Units are to be issued under stock purchase unit agreements, each between the Company and a stock purchase unit agent to be identified in the applicable agreement (each, a “Stock Purchase Unit Agreement”).

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

1.             the Registration Statement; and

2.             the forms of Indenture attached as Exhibits 4.3, 4.4 and 4.5 to the Registration Statement.

In addition, we have examined such certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company made in the documents reviewed by us and upon certificates of public officials and the officers of the Company.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all such latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

We have also assumed, without independent investigation, that (i) the Indentures will be duly authorized, executed and delivered by the parties to them in substantially the forms filed as exhibits to the Registration Statement and will be duly qualified under the Trust Indenture Act of 1939, as amended, (ii) each of the Warrant Agreements, the Rights Agent Agreements, the Stock Purchase Contract Agreements, the Stock Purchase Unit Agreements and any other agreement entered into, or officer’s certificates or board resolutions delivered, in connection with the issuance of the Securities will be duly authorized, executed and delivered by the parties to such agreements (such agreements and documents, together with the Indentures, are referred to collectively as the “Operative Agreements”), (iii) each Operative Agreement, when so authorized, executed and delivered, will constitute a legal, valid and binding obligation of the parties thereto (other than the Company), (iv) the Warrants, the Rights, the Stock Purchase Contracts, the Stock Purchase Units and any related Operative Agreements will be governed by the laws of the State of New York, (v) in the case of Stock Purchase Units consisting at least in part of debt obligations of third parties, such debt obligations at all relevant times constitute the legal, valid and binding obligations of the issuers thereof enforceable against the issuers thereof in accordance with their terms, (vi) the Company is validly existing and in good standing under the laws of the State of Hawaii, (vii) the Company has all corporate power and authority to execute and deliver, and perform its obligations under, the Operative Agreements and the Securities, (vii) the execution, delivery and performance of the Operative Agreements and the Securities by the Company does not violate any organizational documents of the Company or the laws of its jurisdiction of incorporation and (ix) the execution, delivery and performance of the Operative Agreements and the Securities and issuance of the Securities do not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject or violate applicable law or contravene any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

With respect to the Securities of a particular series or issuance, we have assumed that (i) the issuance, sale, number or amount, as the case may be, and terms of the Securities to be offered from time to time will be duly authorized and established, in accordance with the organizational documents of the Company, the laws of the State of New York and the State of Hawaii, and any applicable Operative Agreement, (ii) prior to the issuance of a series of Preferred Stock, an appropriate certificate of designation or board resolution relating to such series of Preferred Stock will have been duly authorized by the Company and filed with the Secretary of State of Hawaii, (iii) the Securities will be duly authorized, executed, issued and delivered by the Company, and, in the case of Debt Securities, Warrants, Rights, Stock Purchase Contracts and Stock Purchase Units, duly authenticated or delivered by the applicable trustee or agent, in each case, against payment by the purchaser at the agreed-upon consideration and (iv) the Securities will be issued and delivered as contemplated by the Registration Statement and the applicable prospectus supplement.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1.           When the specific terms of a particular issuance of Debt Securities (including any Debt Securities duly issued upon exercise, exchange or conversion of any Security in accordance with its terms) have been duly authorized by the Company and such Debt Securities have been duly executed, authenticated, issued and delivered, and, if applicable, upon exercise, exchange or conversion of any Security in accordance with its terms, such Debt Securities will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

2.           When the specific terms of a particular issuance of Warrants have been duly authorized by the Company and such Warrants have been duly executed, authenticated, issued and delivered, such Warrants will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

3.           When the specific terms of a particular issuance of Rights have been duly authorized by the Company and such Rights have been duly executed, authenticated, issued and delivered, such Rights will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

4.           When any Stock Purchase Contracts have been duly authorized, executed and delivered by the Company, such Stock Purchase Contracts will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

5.           When any Stock Purchase Units have been duly authorized, issued and delivered by the Company, such Stock Purchase Units will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

The opinions expressed above as to enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (iii) requirements that a claim with respect to any Securities in denominations other than in United States dollars (or a judgment denominated other than into United States dollars in respect of the claim) be converted into United States dollars at a rate of exchange prevailing on a date determined by applicable law.

The opinions expressed above are limited to the laws of the State of New York. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP

Paul, Weiss, Rifkind, Wharton & Garrison LLP